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                                                                      EXHIBIT 21

                      CLEAN HARBORS, INC. AND SUBSIDIARIES

                                  SUBSIDIARIES

                                                            Principal
                                       State of             Place of
                                    Incorporation           Business
                                    -------------           --------

    Clean Harbors Environmental          MA         1501 Washington Street
      Services, Inc.                                Braintree, MA 02185-0327

    Clean Harbors of                     MA         1501 Washington Street
      Natick, Inc.                                  Braintree, MA 02185-0327

    Clean Harbors of                     MA         1501 Washington Street
      Braintree, Inc.                               Braintree, MA 02185-0327

    Clean Harbors                        MA         1501 Washington Street
      Services, Inc.                                Braintree, MA 02185-0327

    Clean Harbors of                     PA         1501 Washington Street
      Baltimore, Inc.                               Braintree, MA 02185-0327

    Clean Harbors of                     CT         1501 Washington Street
      Connecticut, Inc.                             Braintree, MA 02185-0327

    Clean Harbors Kingston               MA         1501 Washington Street
      Facility Corporation                          Braintree, MA 02185-0327

    Murphy's Waste Oil                   MA         1501 Washington Street
      Service, Inc.                                 Braintree, MA 02185-0327

    Mr. Frank, Inc.                      IL         21900 South Central Ave.
                                                    Matteson, IL 60443

    Spring Grove Resource                DE         4879 Spring Grove Avenue
      Recovery, Inc.                                Cincinnati, OH  45232